Exhibit 10.1

FIFTH AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Fifth Amendment") is made as of October 21, 2014 by and among H&J PROPERTIES, LLC, a Tennessee limited liability company, and MEMPHIS CASH FLOW, GP, a Tennessee general partnership, and EQUITY TRUST COMPANY CUSTODIAN FBO HULET T. GREGORY IRA Z108673 (collectively, “Seller”) and REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company (“Buyer”) as assignee of REVEN HOUSING REIT, INC., a Maryland corporation, with reference to the following recitals:

RECITALS

A. Whereas, H & J Properties, LLC (“Original Seller”) and Reven Housing REIT, Inc., a Maryland corporation (“Original Buyer”) entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014 (“Agreement”) pursuant to which Original Seller agreed to sell and Original Buyer agreed to purchase from Original Seller, forty-eight (48) single family homes in the city of Memphis, Tennessee.

B. Whereas, Original Seller and Original Buyer executed the First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on May 31, 2014 (the “First Amendment”) to amend the Agreement to increase the number of homes sold by Original Seller and Purchased by Original Buyer to sixty-one (61) homes, to increase the Purchase Price, and to extend the Due Diligence Period.

C. Whereas, Original Seller and Original Buyer executed the Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on June 19, 2014 (the “Second Amendment”) to again amend the Agreement to extend the Due Diligence Period and to change certain of the homes constituting the Property.

D. Whereas, Original Seller and Original Buyer executed the Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on June 30, 2014 (the “Third Amendment”) to again amend the Agreement to add two (2) seller entities, to again extend the Due Diligence Period, to create an Escrow Holdback, to adjust the Purchase Price, and to change certain of the homes constituting the Property such that the Property now consists of sixty (60) homes.

E. Whereas, Seller and Buyer executed the Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on July 22, 2014 (the “Fourth Amendment”) (theFirst Amendment, Second Amendment, Third Amendment, and Fourth Amendment are collectively referred to herein as the “Prior Amendments”) to further amend the Agreement to assign Original Buyer’s interest in the Agreement to Buyer, to provide notice of Buyer’s intent to Close, and to delay the purchase of nine (9) of the homes constituting the Property.

F. Whereas, Seller and Buyer have agreed to again amend the Agreement to extend the Closing by ninety (90) days.

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NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1. Definitions. All initially-capitalized terms used in this Fifth Amendment without definition shall have the meanings given such terms in the Agreement and Prior Amendments.

2. Delayed Closing. Buyer and Seller agree that the Closing shall be extended by ninety (90) days from the date of this Fifth Amendment.

3. Governing Law. This Fifth Amendment shall be governed by the laws of the State of Tennessee.

4. Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

5. Counterparts. This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Fifth Amendment shall constitute an original for all purposes.

6. Miscellaneous. This Fifth Amendment, together with the Prior Amendments and the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Fifth Amendment, the Prior Amendments, and the Agreement, the provisions of this Fifth Amendment shall govern and control. This Fifth Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Fifth Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

H&J PROPERTIES, LLC, a Tennessee limited liability company

By:	/s/ Hulet T. Gregory
Name:	Hulet T. Gregory
Its:	Chief Manager

MEMPHIS CASH FLOW, GP, a Tennessee general partnership

By:	Hulet T. Gregory
Name:	Hulet T. Gregory
Its:	Its: President

EQUITY TRUST COMPANY CUSTODIAN FBO HULET T. GREGORY IRA Z108673

By:	/s/ Hulet T. Gregory
Name:	Hulet T. Gregory
Its:

BUYER

REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company

By:	/s/ Thad L. Meyer
Thad L. Meyer
Chief Financial Officer

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